CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our reports dated April 11, 2008 and April 1, 2008, relating to the financial statements of TIAA Separate Account VA-3 and Teachers Insurance and Annuity Association of America, respectively, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 21, 2008